UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )
Filed by the Registrant       ☑
Filed by a Party other than the Registrant       ☐
Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☑	Soliciting Material Pursuant to §240.14a-12
SS&C TECHNOLOGIES, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
Payment of Filing Fee (Check the appropriate box):
     ☑       No fee required.
     ☐       Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
     (1) Title of each class of securities to which transaction applies:

     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4) Proposed maximum aggregate value of transaction:

     (5) Total fee paid:

     ☐       Fee paid previously with preliminary materials:

     ☐       Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount previously paid:

     (2) Form, Schedule or Registration Statement No.:

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This filing consists of an email sent by William C. Stone, Chairman and Chief Executive Officer of SS&C Technologies, Inc., to SS&C employees on July 28, 2005.

Email to Employees of SS&C Technologies, Inc.
From: Stone, Bill
Sent: Thursday, July 28, 2005 10:00 AM
To: # Everyone SSC
Subject: Today’s Announcement
Carlyle Group, in conjunction with me, is acquiring SS&C. Our managment will remain the same and our name will remain the same. Frankly, it is business as usual.
Bill

Important Additional Information Will be Filed with the SEC
     SS&C Technologies, Inc. (“SS&C” or the “Company”), plans to file with the SEC and mail to its stockholders a Proxy Statement in connection with the Agreement and Plan of Merger, dated as of July 28, 2005 (the “Merger Agreement”), by and among the Company, Sunshine Acquisition Corporation, a Delaware corporation (“Parent”), and Sunshine Merger Corporation, a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), pursuant to which Merger Sub will be merged with and into the Company, with the Company continuing after the merger as the surviving corporation and a wholly owned subsidiary of Parent (the “Merger”). The Proxy Statement will contain important information about the Company, the Merger and related matters. Investors and security holders are urged to read the Proxy Statement carefully when it is available.
     Investors and security holders will be able to obtain free copies of the Proxy Statement and other documents filed with the SEC by the Company through the web site maintained by the SEC at www.sec.gov.
     In addition, investors and security holders will be able to obtain free copies of the Proxy Statement from the Company by contacting Investor Relations, SS&C Technologies, Inc., 80 Lamberton Road, Windsor, CT 06095, telephone (860) 298-4500.
     The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the transactions contemplated by the Merger Agreement. Information regarding the Company’s directors and executive officers is contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004 and its proxy statement dated April 26, 2005, which are filed with the SEC. As of June 30, 2005, the Company’s directors and executive officers beneficially owned 7,174,234 shares, or approximately 29.2%, of the Company’s common stock. Immediately prior to the consummation of the transactions contemplated by the Merger Agreement, William C. Stone, the Company’s Chairman of the Board and Chief Executive Officer, will be contributing certain of his shares of Company common stock in exchange for approximately 28% of the equity of Parent. A more complete description will be available in the Proxy Statement.
Cautionary Note Regarding Forward-Looking Statements

     Statements in this document regarding the proposed Merger, the expected effects, timing and completion of the proposed transaction and any other statements about SS&C’s future expectations, beliefs, goals, plans or prospects constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions) should also be considered to be forward-looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including: the ability to consummate the proposed transaction due to the failure to obtain stockholder approval, the failure of Parent to consummate the necessary debt financing arrangements set forth in a commitment letter received by Parent or the failure to satisfy other conditions to the closing of the proposed transaction, the ability to recognize the benefits of the transaction, intense competition in SS&C’s industry, changes in government regulation, failure to manage the integration of acquired companies and other risks that are contained in documents and the other factors described in SS&C’s Annual Report on Form 10-K for the year ended December 31, 2004 and its most recent quarterly report filed with the SEC. In addition, any forward-looking statements represent SS&C’s estimates only as of today and should not be relied upon as representing SS&C’s estimates as of any subsequent date. SS&C disclaims any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this filing.